Exhibit 99(c)

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Dated: September 8, 2006

RADIUS VENTURE PARTNERS II, L.P.
By: Radius Venture Partners II, LLC,
its General Partner

By:	/s/	Jordan S. Davis
Jordan S. Davis
Managing Member

By:	/s/	Daniel C. Lubin
Daniel C. Lubin
Managing Member

RADIUS VENTURE PARTNERS II, LLC

By:	/s/	Jordan S. Davis
Jordan S. Davis
Managing Member

By:	/s/	Daniel C. Lubin
Daniel C. Lubin
Managing Member

/s/ Jordan S. Davis
Jordan S. Davis

/s/ Daniel C. Lubin
Daniel C. Lubin